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                                                                       EXHIBIT 5


                        WALLER LANSDEN DORTCH & DAVIS

                   A PROFESSIONAL LIMITED LIABILITY COMPANY

                            NASHVILLE CITY CENTER
                        511 UNION STREET, SUITE 2100
                           POST OFFICE BOX 198966
                       NASHVILLE, TENNESSEE 37219-8966

   FACSIMILES                  (615) 244-6380             809 SOUTH MAIN STREET
 (615) 244-6804                                               P.O. BOX 1035
 (615) 244-5686                                          COLUMBIA, TN 38402-1035
                                                             (615) 388-6031




                                August 1, 1997



JDN Realty Corporation
3340 Peachtree Road, N.E.
Suite 1530
Atlanta, Georgia 30326

         Re: JDN Realty Corporation -- Prospectus Supplement dated July 30, 1997 (to the Prospectus dated March 26, 1997)

Ladies and Gentlemen:

         We are acting as your counsel in connection with the issuance and sale of the Company's 6.80% Notes due August 1, 2004 (the "2004 Notes") and 6.95% Notes due August 1, 2007 (the "2007 Notes" and, together with the 2004 Notes, the "Notes") in aggregate principal amounts of $75,000,000 and $85,000,000, respectively, pursuant to the terms of an Underwriting Agreement dated July 30, 1997 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and pursuant to the terms of a Terms Agreement dated July 30, 1997 between the Company, Merrill Lynch, BT Securities Corporation and Smith Barney Inc. (the "Terms Agreement"). A registration statement on Form S-3 (Registration No. 333-22339) (the "Registration Statement"), including the Prospectus dated March 26, 1997 (the "Prospectus") as supplemented by the Prospectus Supplement dated July 30, 1997 (the "Prospectus Supplement"), relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on March 26, 1997.

         As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Notes have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement, the Underwriting Agreement and the Terms Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                          Very truly yours,



                          /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC